THIRD AMENDMENT OF LOAN DOCUMENTS


      This Amendment is effective as of the 21st day of June, 1999 and is entered into by and among Blue Valley Ban Corp ("Borrower"), Bank of Blue Valley (the "Subsidiary Bank"), and NationsBank, N.A., successor to Boatmen's First National Bank of Kansas City ("Bank").

      Whereas, Borrower is indebted to Bank as evidenced by a Promissory Note dated December 31, 1996 in the face principal amount of $2,887,500, said Promissory Note being amended by an Amendment of Loan Documents dated December 26, 1997 which Amendment, among other matters, increased the face principal amount of said Promissory Note to $4,387,500, said Promissory Note being further amended and replaced by that certain Promissory Note dated January 31, 1999 in the face principal amount of $3,450,000 (as amended and replaced, the "Former Note"), the Former Note having an outstanding principal balance of $3,325,000 as of the date hereof;

      Whereas, the loan evidenced by the Former Note is governed by the terms of an Agreement dated January 2, 1997 by and among Borrower, the Subsidiary Bank, and Bank, said Loan Agreement being amended by the above-described Amendment of Loan Documents dated December 26, 1997 as well as by that certain Second Amendment of Loan Documents dated January 31, 1999 (as amended, the "Loan Agreement"), and the loan evidencing the Former Note is secured by a Security Agreement dated June 7, 1994 and executed by Borrower in favor of Bank (the "Security Agreement") whereby Borrower pledged a security interest in, among other items of collateral, 258,000 shares of Borrower's stock in the Subsidiary Bank; and

      Whereas, Borrower has requested that the Final Maturity (as defined in the Former Note) date of the Former Note be extended to July 31, 2000, that the face principal amount of the Former Note be increased so as to make additional loan proceeds available to Borrower, and that the interest rate set forth in the Former Note be changed, and Bank has agreed to do so upon the terms and conditions hereinafter set forth.

      Now, therefore, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, Borrower, the Subsidiary Bank, and Bank agree as follows:

     1. Amendment and Restatement of Former Note; Additional Loan Proceeds. The Former Note shall be amended and restated by a new note to be dated as of the effective date hereof (the "New Note") which shall be in the form of Exhibit A attached hereto, which New Note shall increase the principal amount thereof and provide for such other changes as may be provided for therein. All sums outstanding under the Former Note shall from the effective date of this Amendment be evidenced by the New Note referenced herein. Such sums include a principal amount of $3,325,000. Additional loan proceeds in the amount of $2,500,000 shall be made available to Borrower from the date hereof, which additional amount of principal as well as the existing principal balance under the Former Note shall be evidenced by the New Note, with the result that the New Note shall evidence a face principal amount of $5,825,000. All terms in the Loan Agreement and the Security Agreement referencing the "Note" or the "Promissory Note" shall from the date hereof mean the Former Note as amended and replaced by the New Note.
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     2. Amendment of Loan Agreement. The Loan Agreement shall be amended as follows:

     a. Notwithstanding anything to the contrary in the Loan Agreement, the terms thereof shall be changed and hereby are changed to reflect the amended Maturity Date or Final Maturity, as more specifically set forth in the New Note.

     b. Section 1.1 of the Loan Agreement shall be amended to reflect the new interest rate set forth in the New Note, such amended interest rate to take effect as of the effective date of the New Note.

     c. Section 1.3 of the Loan Agreement shall be supplemented by adding the following paragraph thereto:

          "It is the Bank's expectation that, if the Borrower reduces the outstanding principal amount of the Note, as amended, to not more than $4,887,500 on or before July 31, 2000, the Bank will consider the renewal and extension of the Final Maturity date as set forth in the Note, as amended, along principally the same terms and conditions. NOTWITHSTANDING THE FOREGOING, THE BORROWER UNDERSTANDS AND AGREES WITH THE BANK THAT SHOULD THE BANK DETERMINE, IN ITS SOLE DISCRETION, THAT THE BORROWER'S CREDIT STANDING IS NO LONGER ACCEPTABLE TO THE BANK, THE NOTE, AS AMENDED, WILL NOT BE RENEWED AND EXTENDED BY THE BANK."

     3. Security Agreement. The collateral provided for in the Security Agreement shall continue to secure the "Obligations" as defined therein, which shall include indebtedness evidenced by the Former Note, as replaced by the New Note.

     4. Except as amended hereby, all other terms and conditions in the Note, the Loan Agreement and the Security Agreement shall remain unchanged and in full force and effect.

     5. Borrower represents and warrants to Bank that it is not, as of the effective date hereof, in default under the Note, the Loan Agreement, or the Security Agreement. Borrower further warrants and represents to Bank that as of the effective date hereof Borrower has no claim, counterclaim, defense or set-off with respect to the amounts due to Bank under the Note as amended.

This Third Amendment of Loan Documents shall become effective as of the date set forth above upon Borrower's delivery to Bank of the original executed copies of this Third Amendment and the New Note.

ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT, OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH WITH THE OTHER LOAN DOCUMENTS

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REFERRED TO IN THIS SECOND AMENDMENT OF LOAN DOCUMENTS IS THE COMPLETE AND
EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.


                                    Blue Valley Ban Corp


                                    By:   /s/ Robert D. Regnier
                                    Title:    President



                                    Bank of Blue Valley


                                    By:   /s/ Robert D. Regnier
                                    Title:    President



                                    NationsBank, N.A., successor to Boatmen's
                                    First National Bank of Kansas City


                                    By:   /s/
                                    Title:      Sr. V. P.